Exhibit 99

             Journal Communications Reports Second Quarter Results

     MILWAUKEE--(BUSINESS WIRE)--July 18, 2006--Journal Communications (NYSE:JRN) today announced financial results for its second quarter ended June 25, 2006.
     Note that the second quarter 2006 results include the operations of three television stations whose assets were acquired on December 5, 2005. Also note that, unless otherwise indicated, all comparisons are to the second quarter ended June 26, 2005. Both quarters contained 91 days.
     Revenue of $197.2 million was essentially flat compared to $197.5 million and was impacted negatively by a $5.1 million reduction of revenue for credits to be issued toward 2007 advertising in the Milwaukee Journal Sentinel under a settlement agreement with a classified advertiser as well as a voluntary offer made to preprint advertisers related to changes made in 2003 and 2004 reported net paid circulation numbers. The settlement remains subject to final court approval.
     Basic and diluted earnings per share from continuing operations were $0.22 and $0.21, respectively, compared to $0.25 and $0.24. Net earnings decreased 16.0% to $15.2 million compared to net earnings of $18.1 million. Note that the $5.1 million reduction of revenue, a reserve of $0.7 million for expenses related to the litigation, a one-time curtailment credit of $1.7 million related to a pension plan amendment and $1.1 million in insurance proceeds received from a business interruption claim from the impact of Hurricane Katrina had a net negative impact of $3.0 million on operating earnings, $1.8 million on net earnings and $0.02 on diluted earnings per share.
     "During the quarter, the Broadcast Group again delivered a solid performance while weakness persisted in publishing. Television performance was particularly strong, led by our Las Vegas market, with significant contributions from our three new stations as well as improvement in all but one of our other TV markets," said Steven J. Smith, chairman and chief executive officer of Journal Communications. "Additionally, radio revenue rebounded in the last two months and our radio operators continued to improve margins.
     "At the daily newspaper, we continue to be challenged by a decline in classified advertising, particularly in the automotive category. Interactive revenue, however, was up nearly 29% to $2.3 million in the quarter, and Journal Sentinel continued investing in online products -- launching eight new sites and purchasing Milwaukeemoms.com, a targeted specialty site for Southeastern Wisconsin parents. Journal Sentinel's continued focus on expense control resulted in total operating expenses increasing less than 1% while payroll costs at the daily newspaper were down nearly 3%.
     "In late April, we named Betsy Brenner executive vice president, Journal Communications, Inc., and president and chief operating officer of our publishing businesses, giving Betsy operating responsibility for all of our publishing products.
     "Norlight continues to be impacted by the anticipated lower contract pricing in the wholesale business and significant competitive pricing pressure in the commercial business, which has resulted in decreased revenues. In late April, we announced a plan to spin-off Norlight as an independent public company, which will allow Journal Communications to concentrate greater managerial and financial resources on our diversified local media businesses and enable Norlight to concentrate on the growth of its communications business. We believe Norlight will benefit from greater operational and financial flexibility to take advantage of growth opportunities in its industry."

     Consolidated

     For the second quarter, revenue of $197.2 million, net of the $5.1 million reduction of revenue for advertising credits, was essentially flat compared to revenue of $197.5 million in the second quarter 2005. Operating earnings decreased 4.0% to $29.3 million. Operating earnings margin was 14.9% compared to 15.5%. EBITDA (net earnings excluding the gain from discontinued operations, net; total other expense, net; provision for income taxes; depreciation; and amortization) of $41.2 million was essentially flat compared to $41.5 million.

     Publishing

     For the second quarter, publishing revenue decreased 10.0% to $79.4 million compared to $88.2 million, reflecting, in part, the $5.1 million reduction of revenue for advertising credits and the shutdown of our printing plant in New Orleans in late 2005. Operating earnings from publishing decreased 41.0% to $8.5 million compared to $14.3 million, including the $5.1 million negative impact on earnings related to the advertising credits and the $0.7 million in litigation expenses partially offset by the $1.1 million in insurance proceeds.

     Broadcasting

     For the second quarter, broadcasting revenue increased 36.2% to $58.5 million compared to $42.9 million. Broadcasting operating earnings of $16.2 million were up 81.2% compared to $8.9 million.
     For the second quarter, revenue from television stations increased 69.3% to $36.4 million compared to $21.5 million. In the second quarter 2006, revenue from our new television stations and political advertising from all television stations totaled $14.2 million and $1.4 million, respectively. Operating earnings from television stations increased 168.6% to $9.4 million compared to $3.5 million. Excluding the new television operations acquired in December 2005, revenue increased 3.3% and operating earnings increased 18.0%.
     For the second quarter, revenue from radio stations of $22.1 million was up 3.3% compared to $21.4 million. Operating earnings from radio stations of $6.8 million increased 25.9%.

     Telecommunications

     For the second quarter, revenue from telecommunications decreased 11.2% to $32.1 million from $36.1 million due to lower prices and service disconnections. Operating earnings from telecommunications decreased 59.9% to $2.7 million compared to $6.7 million due to lower revenues in the wholesale business and continued competitive pressure in the commercial business.
     In the second quarter 2006, Norlight recorded $1.0 million in expenses related to the spin-off. The proposed spin-off of Norlight is expected to occur in the fall of 2006, subject to the effectiveness of the Norlight registration statement and receipt of an opinion from counsel as to the tax-free nature of the transaction.

     Printing Services

     For the second quarter, revenue from printing services decreased 7.7% to $16.7 million from $18.1 million, largely due to the expected decline in revenue from Dell Computer Corporation and other software customers, partially offset by $2.0 million in new print business. Operating earnings from printing services were $0.5 million compared to $0.4 million, reflecting the ongoing transition back to the core printing business and a continued emphasis on strict cost control.

     Other

     For the second quarter, revenue for "Other" of $10.6 million decreased 12.9% compared to revenue of $12.2 million. "Other" operating earnings increased to $1.5 million from $0.2 million largely due to the reduction of incentive compensation expense.

     Non-Operating Items

     Other expense, which primarily consists of interest expense, increased $3.5 million to $3.9 million in the second quarter compared to $0.4 million. The increase is attributable in large part to an increase in debt outstanding related to the 2005 television station acquisitions, share repurchase activity and higher short-term interest rates.

     Stock Repurchase Program and Additional Repurchase Authorization

     In the second quarter 2006, the Company's Board of Directors authorized the repurchase of up to five million additional shares of the Company's class A common stock over the following 18 months. Under the program, share purchases may be made at the discretion of the Company, from time to time, in the open market and/or in private transactions. Share purchases by the Company will depend on market conditions, share price, trading volume and other factors. This action supplemented the five-million share repurchase authorization which was approved by the Board in February 2005.
     During the second quarter 2006, the Company completed the repurchase of the remaining 728,275 shares of its class A common stock from the first five-million share authorization and also purchased 243,700 shares from the second five-million authorization. Through June 25, 2006, the Company had repurchased a total of 5,243,700 class A shares.

     Third Quarter 2006 Guidance

     For the third quarter of 2006, Journal Communications currently anticipates total revenue -- including revenue from Norlight -- to be between $195 million and $200 million. The Company also anticipates net earnings to be between $13 million and $15 million.

     Webcast of Conference Call

     A live webcast of the second quarter conference call will be accessible through www.journalcommunications.com/investors beginning at 9:00 a.m. CT this morning. An archive of the webcast will be available on this site today through August 1. To access the call, dial 866-700-6293 (domestic) or 617-213-8835 (international) at least 10 minutes prior to the scheduled 9 a.m. CT start. The access code for the conference call is 26220439. Replays of the conference call will be available July 18 through July 20. To hear the replay, dial 888-286-8010 (domestic) or 617-801-6888 (international) at least one hour after the completion of the call. The access code for the replay is 52311792.

     Forward-looking Statements

     This press release contains certain forward-looking statements related to our businesses that are based on our current expectations. Forward-looking statements are subject to certain risks, trends and uncertainties, including changes in advertising demand and other economic conditions that could cause actual results to differ materially from the expectations expressed in forward-looking statements. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty. Our written policy on forward-looking statements can be found on page 1 of our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission.

     About Journal Communications

     Journal Communications, Inc., headquartered in Milwaukee, Wisconsin, was founded in 1882. We are a diversified media and communications company with operations in publishing, radio and television broadcasting, telecommunications and printing services. We publish the Milwaukee Journal Sentinel, which serves as the only major daily newspaper for the Milwaukee metropolitan area, and about 90 community newspapers and shoppers in eight states. We own and operate 37 radio stations and nine television stations in 12 states and operate two television stations under local marketing agreements. Through our telecommunications segment, we own and operate a regional fiber optic network in the upper Midwest, provide integrated data communications solutions for small and mid-size businesses and offer network transmission solutions for other service providers. We also provide a wide range of commercial printing services -- including printing of publications, professional journals and documentation material -- as well as electronic publishing, kit assembly and fulfillment. In addition, we operate a direct marketing services business.

     Tables Follow


                     Journal Communications, Inc.
           Consolidated  Statements of Earnings (unaudited)
   (dollars in thousands, except for shares and per-share amounts)



                                      Second Quarter  (A)
                                    -----------------------
                                       2006        2005     % Change
                                    ----------- ----------- ---------

Continuing Operations:
Revenue:
    Publishing                         $79,402     $88,226     (10.0)
    Broadcasting                        58,452      42,911      36.2
    Telecommunications                  32,067      36,122     (11.2)
    Printing services                   16,686      18,082      (7.7)
    Other                               10,638      12,207     (12.9)
                                    ----------- -----------
Total revenue                          197,245     197,548      (0.2)

Operating costs and expenses:
    Publishing                          43,377      44,470      (2.5)
    Broadcasting                        22,397      18,110      23.7
    Telecommunications                  21,918      22,499      (2.6)
    Printing services                   14,007      15,293      (8.4)
    Other                                9,058      10,327     (12.3)
                                    ----------- -----------
Total operating costs and expenses     110,757     110,699       0.1

Selling and administrative expenses     57,152      56,300       1.5
                                    ----------- -----------
Total operating costs and expenses
 and selling and administrative
 expenses                              167,909     166,999       0.5
                                    ----------- -----------

Operating earnings                      29,336      30,549      (4.0)

Other income and (expense):
    Interest income and dividends           12         162
    Interest expense                    (3,878)       (536)
                                    ----------- -----------
Total other income and (expense)        (3,866)       (374)

Earnings from continuing operations
 before income taxes                    25,470      30,175     (15.6)

Provision for income taxes              10,229      12,049     (15.1)
                                    ----------- -----------

Earnings from continuing operations     15,241      18,126     (15.9)

Gain from discontinued operations,
 net of applicable tax benefit of
 $0 and $12, and tax expense of $0
 and $3,061, respectively                    -           9
                                    ----------- -----------

Net earnings                           $15,241     $18,135     (16.0)
                                    =========== ===========

Weighted average number of shares:
    Basic                           67,836,780  71,538,836
    Diluted                         72,318,319  76,003,152

Earnings per share:
    Basic:
        Continuing operations            $0.22       $0.25
        Discontinued operations              -           -
                                    ----------- -----------
        Net earnings                     $0.22       $0.25
                                    =========== ===========

    Diluted:
        Continuing operations            $0.21       $0.24
        Discontinued operations              -           -
                                    ----------- -----------
        Net earnings                     $0.21       $0.24
                                    =========== ===========


                                       Two Quarters  (B)
                                    -----------------------
                                        2006       2005     % Change
                                    ----------- ----------- ---------

Continuing Operations:
Revenue:
    Publishing                        $158,870    $168,920      (5.9)
    Broadcasting                       110,090      80,117      37.4
    Telecommunications                  64,898      73,577     (11.8)
    Printing services                   32,996      36,388      (9.3)
    Other                               19,451      22,754     (14.5)
                                    ----------- -----------
Total revenue                          386,305     381,756       1.2

Operating costs and expenses:
    Publishing                          86,408      87,754      (1.5)
    Broadcasting                        44,216      35,451      24.7
    Telecommunications                  44,055      45,374      (2.9)
    Printing services                   27,795      31,071     (10.5)
    Other                               16,423      19,320     (15.0)
                                    ----------- -----------
Total operating costs and expenses     218,897     218,970      (0.0)

Selling and administrative expenses    114,051     110,940       2.8
                                    ----------- -----------
Total operating costs and expenses
 and selling and administrative
 expenses                              332,948     329,910       0.9
                                    ----------- -----------

Operating earnings                      53,357      51,846       2.9

Other income and (expense):
    Interest income and dividends           29         258
    Interest expense                    (7,529)     (1,122)
                                    ----------- -----------
Total other income and (expense)        (7,500)       (864)

Earnings from continuing operations
 before income taxes                    45,857      50,982     (10.1)

Provision for income taxes              18,343      20,291      (9.6)
                                    ----------- -----------

Earnings from continuing operations     27,514      30,691     (10.4)

Gain from discontinued operations,
 net of applicable tax benefit
 of $0 and $12, and tax expense
 of $0 and $3,061, respectively              -       4,855
                                   ------------ -----------

Net earnings                           $27,514     $35,546     (22.6)
                                    =========== ===========

Weighted average number of shares:
    Basic                           68,100,531  71,890,256
    Diluted                         72,609,327  76,352,459

Earnings per share:
    Basic:
        Continuing operations            $0.39       $0.41
        Discontinued operations              -        0.07
                                    ----------- -----------
        Net earnings                     $0.39       $0.48
                                    =========== ===========

    Diluted:
        Continuing operations            $0.38       $0.40
        Discontinued operations              -        0.07
                                    ----------- -----------
        Net earnings                     $0.38       $0.47
                                    =========== ===========


(A) 2006 second quarter: March 27, 2006 to June 25, 2006. 2005 second quarter: March 28, 2005 to June 26, 2005.
(B) 2006 two quarters: December 26, 2005 to June 25, 2006. 2005 two quarters: December 27, 2004 to June 26, 2005.



                     Journal Communications, Inc.
                   Segment Information (unaudited)
                        (dollars in thousands)


                                     Second Quarter (A)  (unaudited)
                                    ---------------------------------
                                        2006       2005     % Change
                                    ----------- ----------- ----------
Revenue
-------
Publishing                             $79,402     $88,226     (10.0)
Broadcasting                            58,452      42,911      36.2
Telecommunications                      32,067      36,122     (11.2)
Printing services                       16,686      18,082      (7.7)
Other                                   10,638      12,207     (12.9)
                                    ----------- -----------
                                      $197,245    $197,548      (0.2)
                                    =========== ===========

Operating earnings
------------------
Publishing                              $8,459     $14,342     (41.0)
Broadcasting                            16,159       8,920      81.2
Telecommunications                       2,672       6,659     (59.9)
Printing services                          530         389      36.2
Other                                    1,516         239     534.3
                                    ----------- -----------
                                       $29,336     $30,549      (4.0)
                                    =========== ===========

Depreciation and amortization
-----------------------------
Publishing                              $3,391      $3,487      (2.8)
Broadcasting                             3,226       2,190      47.3
Telecommunications                       4,582       4,575       0.2
Printing services                          479         521      (8.1)
Other                                      216         192      12.5
                                    ----------- -----------
                                       $11,894     $10,965       8.5
                                    =========== ===========


                                      Two Quarters (B)  (unaudited)
                                    ---------------------------------
                                       2006        2005     % Change
                                    ----------- ----------- ---------
Revenue
-------
Publishing                            $158,870    $168,920      (5.9)
Broadcasting                           110,090      80,117      37.4
Telecommunications                      64,898      73,577     (11.8)
Printing services                       32,996      36,388      (9.3)
Other                                   19,451      22,754     (14.5)
                                    ----------- -----------
                                      $386,305    $381,756       1.2
                                    =========== ===========

Operating earnings
------------------
Publishing                             $16,124     $21,822     (26.1)
Broadcasting                            27,745      14,304      94.0
Telecommunications                       6,883      14,434     (52.3)
Printing services                        1,022         780      31.0
Other                                    1,583         506     212.8
                                    ----------- -----------
                                       $53,357     $51,846       2.9
                                    =========== ===========

Depreciation and amortization
-----------------------------
Publishing                              $6,772      $7,187      (5.8)
Broadcasting                             6,225       4,376      42.3
Telecommunications                       9,185       9,357      (1.8)
Printing services                          950       1,100     (13.6)
Other                                      429         384      11.7
                                    ----------- -----------
                                       $23,561     $22,404       5.2
                                    =========== ===========


(A) 2006 second quarter: March 27, 2006 to June 25, 2006. 2005 second quarter: March 28, 2005 to June 26, 2005.
(B) 2006 two quarters: December 26, 2005 to June 25, 2006. 2005 two quarters: December 27, 2004 to June 26, 2005.



                     Journal Communications, Inc.
             Publishing Segment Information  (unaudited)
                        (dollars in thousands)


Publishing revenue by category:
-------------------------------

                 Second Quarter of 2006 (A) Second Quarter of 2005 (B)
                 -------------------------- --------------------------
                         Community                  Community
                         Newspapers                 Newspapers
                 Daily      &               Daily      &
               Newspaper Shoppers   Total  Newspaper Shoppers   Total
               --------- -------- -------- -------- -------- ---------

Advertising
 revenue:
   Retail        $18,538  $14,329  $32,867  $23,982  $14,906   $38,888
   Classified     16,794    3,069   19,863   18,760    2,861    21,621
   National        2,657       --    2,657    2,747       --     2,747
   Direct
    Marketing      1,478       --    1,478    1,709       --     1,709
   Other              --      228      228       --      217       217
               --------- -------- -------- -------- -------- ---------
Total
 advertising
 revenue          39,467   17,626   57,093   47,198   17,984    65,182
Circulation
 revenue          12,795      725   13,520   13,258      731    13,989
Other
 revenue           2,447    6,342    8,789    1,490    7,565     9,055
               --------- -------- -------- -------- -------- ---------
Total
 revenue         $54,709  $24,693  $79,402  $61,946  $26,280   $88,226
               ========= ======== ======== ======== ======== =========



                            % Change  % Change  % Change
                             Daily      CN&S     Total
                             -------- --------- ---------

Advertising revenue:
   Retail                     (22.7)     (3.9)    (15.5)
   Classified                 (10.5)      7.3      (8.1)
   National                    (3.3)      N/A      (3.3)
   Direct Marketing           (13.5)      N/A     (13.5)
   Other                        N/A       5.1       5.1
Total advertising
 revenue                      (16.4)     (2.0)    (12.4)
Circulation revenue            (3.5)     (0.8)     (3.4)
Other revenue                  64.2     (16.2)     (2.9)
Total revenue                 (11.7)     (6.0)    (10.0)



                 Two Quarters of 2006  (C)  Two Quarters of 2005 (D)
                -------------------------- ---------------------------
                         Community                  Community
                         Newspapers                 Newspapers
                 Daily      &               Daily      &
               Newspaper Shoppers   Total  Newspaper Shoppers   Total
               --------- -------- -------- -------- -------- ---------

Advertising
 revenue:
   Retail        $39,896  $26,594  $66,490  $44,962  $27,696   $72,658
   Classified     33,211    5,501   38,712   35,468    4,983    40,451
   National        5,141       --    5,141    5,613       --     5,613
   Direct
    Marketing      2,870       --    2,870    3,032       --     3,032
   Other              --      581      581       --      597       597
               --------- -------- -------- -------- -------- ---------
Total
 advertising
 revenue          81,118   32,676  113,794   89,075   33,276   122,351
Circulation
 revenue          25,748    1,469   27,217   26,468    1,455    27,923
Other
 revenue           5,864   11,995   17,859    4,117   14,529    18,646
               --------- -------- -------- -------- -------- ---------
Total
 revenue        $112,730  $46,140 $158,870 $119,660  $49,260  $168,920
               ========= ======== ======== ======== ======== =========



                            % Change  % Change  % Change
                             Daily      CN&S     Total
                           ---------- --------- ---------

Advertising revenue:
   Retail                     (11.3)     (4.0)     (8.5)
   Classified                  (6.4)     10.4      (4.3)
   National                    (8.4)      N/A      (8.4)
   Direct Marketing            (5.3)      N/A      (5.3)
   Other                        N/A      (2.7)     (2.7)
Total advertising
 revenue                       (8.9)     (1.8)     (7.0)
Circulation revenue            (2.7)      1.0      (2.5)
Other revenue                  42.4     (17.4)     (4.2)
Total revenue                  (5.8)     (6.3)     (5.9)


(A)  2006 second quarter:  March 27, 2006 to June 25, 2006.
(B)  2005 second quarter:  March 28, 2005 to June 26, 2005.
(C)  2006 two quarters:  December 26, 2005 to June 25, 2006.
(D)  2005 two quarters:  December 27, 2004 to June 26, 2005.


NOTE:
Publishing segment information is provided to facilitate comparison of our publishing segment results with those of other publishing companies and is not representative of the overall business of Journal Communications or its operating results.


Daily newspaper's core newspaper advertising linage by category:
----------------------------------------------------------------

                                         Second Quarter (A)
                                        --------------------
                                           2006      2005     % Change
                                        --------- ---------- ---------
Advertising linage (inches):

Full run
   Retail                                 172,497   179,538      (3.9)
   Classified                             174,169   212,224     (17.9)
   National                                14,829    11,566      28.2
                                        --------- ----------
Total full run                            361,495   403,328     (10.4)
Part run                                   31,542    46,458     (32.1)
                                        --------- ----------
Total advertising linage                  393,037   449,786     (12.6)
                                        ========= ==========

Preprint pieces (in thousands)            215,474   216,765      (0.6)
                                        ========= ==========

Full pages of advertising and revenue per page of our community newspapers and shoppers:
---------------------------------------------------------------

Full pages of advertising:
   Community newspapers                    23,173    23,752      (2.4)
   Shoppers and specialty products         27,575    28,725      (4.0)
                                        --------- ----------
Total full pages of advertising            50,748    52,477      (3.3)
                                        ========= ==========

Revenue per page                          $311.64   $310.54       0.4
                                        ========= ==========


Daily newspaper's core newspaper advertising linage by category:
----------------------------------------------------------------

                                          Two Quarters (B)
                                        --------------------
                                           2006      2005     % Change
                                        --------- ---------- ---------
Advertising linage (inches):

Full run
   Retail                                 326,371   344,003      (5.1)
   Classified                             336,191   394,038     (14.7)
   National                                28,834    24,743      16.5
                                        --------- ----------
Total full run                            691,396   762,784      (9.4)
Part run                                   56,892    80,329     (29.2)
                                        --------- ----------
Total advertising linage                  748,288   843,113     (11.2)
                                        ========= ==========

Preprint pieces (in thousands)            423,724   421,637       0.5
                                        ========= ==========

Full pages of advertising and revenue per page of our community newspapers and shoppers:
---------------------------------------------------------------

Full pages of advertising:
   Community newspapers                    43,943    44,664      (1.6)
   Shoppers and specialty products         51,858    54,311      (4.5)
                                        --------- ----------
Total full pages of advertising            95,801    98,975      (3.2)
                                        ========= ==========

Revenue per page                          $305.08   $302.57       0.8
                                        ========= ==========


(A) 2006 second quarter: March 27, 2006 to June 25, 2006. 2005 second quarter: March 28, 2005 to June 26, 2005.
(B) 2006 two quarters: December 26, 2005 to June 25, 2006. 2005 two quarters: December 27, 2004 to June 26, 2005.

NOTE: Publishing segment information is provided to facilitate comparison of our publishing segment results with those of other publishing companies and is not representative of the overall business of Journal Communications or its operating results. All data are subject to later adjustment.



                     Journal Communications, Inc.
Reconciliation of our consolidated net earnings to consolidated EBITDA
                              (unaudited)
                        (dollars in thousands)

                                Second Quarter (A)  Two Quarters  (B)
                                ------------------ -------------------
                                  2006      2005      2006      2005
                                -------- --------- --------- ---------

Net earnings                    $15,241   $18,135   $27,514   $35,546
Gain from discontinued
 operations, net                      -        (9)        -    (4,855)
Provision for income taxes       10,229    12,049    18,343    20,291
Total other expenses, net         3,866       374     7,500       864
Depreciation                     11,306    10,643    22,396    21,748
Amortization                        588       322     1,165       656
                                -------- --------- --------- ---------
EBITDA                          $41,230   $41,514   $76,918   $74,250
                                ======== ========= ========= =========


(A) 2006 second quarter: March 27, 2006 to June 25, 2006. 2005 second quarter: March 28, 2005 to June 26, 2005.
(B) 2006 two quarters: December 26, 2005 to June 25, 2006. 2005 two quarters: December 27, 2004 to June 26, 2005.


We believe that EBITDA is relevant and useful because it helps improve our investors' ability to understand our operating performance and makes it easier to compare our results with other companies that have different financing and capital structures or tax rates. We use EBITDA, among other things, to evaluate our operating performance, to value prospective acquisitions and as a component of incentive compensation targets for certain management personnel. Our lenders use EBITDA as one of the measures of our ability to service our debt. EBITDA is not a measure of performance calculated in accordance with U.S. generally accepted accounting principles. EBITDA should not be considered in isolation of, or as a substitute for, net earnings as an indicator of operating performance or cash flows measures from operating performance as a measure of liquidity. EBITDA, as we calculate it, may not be comparable to EBITDA reported by other companies. In addition, EBITDA does not represent funds available for discretionary use.



                     Journal Communications, Inc.
                Consolidated Condensed Balance Sheets
                        (dollars in thousands)


                                               June 25,
                                                 2006     December 25,
                                              (unaudited)     2005
                                             ------------ ------------
ASSETS
Current assets:
  Cash and cash equivalents                       $6,574       $6,864
  Receivables, net                                99,447       90,146
  Inventories, net                                 8,284        9,647
  Prepaid expenses                                11,451       14,279
  Deferred income taxes                            9,860        9,968
                                             ------------ ------------
Total current assets                             135,616      130,904
Property and equipment, net                      312,352      316,911
Goodwill                                         247,078      276,339
Broadcast licenses                               199,670      174,835
Other intangible assets, net                      29,350       41,663
Prepaid pension costs                             18,316       18,603
Other assets                                      40,041       25,104
Non-current assets of discontinued operations        292          307
                                             ------------ ------------
Total assets                                    $982,715     $984,666
                                             ============ ============

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable                               $31,928      $40,671
  Accrued compensation                            16,190       18,094
  Deferred revenue                                22,963       18,971
  Accrued employee benefits                       11,690        9,722
  Other current liabilities                       16,413       15,516
  Current liabilities of discontinued
   operations                                          -          205
  Current portion of long-term liabilities         4,932        5,053
                                             ------------ ------------
Total current liabilities                        104,116      108,232
Accrued employee benefits                         21,285       20,280
Long-term notes payable to banks                 274,660      274,545
Deferred income taxes                             67,918       65,630
Other long-term liabilities                       33,547       31,473
Shareholders' equity                             481,189      484,506
                                             ------------ ------------
Total liabilities and shareholders' equity      $982,715     $984,666
                                             ============ ============


     CONTACT: Journal Communications
              Sara Leuchter Wilkins, 414-224-2633
              swilkins@journalcommunications.com